Exhibit 2.6

Execution Version

AMENDMENT NO. 1 TO PURCHASE AGREEMENT

This Amendment No. 1 to Purchase Agreement, dated as of December 31, 2024 (the “Amendment”), is entered into by and among Walker & Dunlop, Inc., a Maryland corporation (“Parent”); WDAAC, LLC, Delaware limited liability company (“Purchaser”); Alliant, Inc., a Florida corporation (“Alliant Inc.”);  Alliant ADC, Inc., a California corporation (“Alliant ADC”); Palm Drive Associates, LLC, a Delaware limited liability company (“Palm Drive”); and Shawn Horwitz, an individual (“Seller” and collectively with Alliant Inc., Alliant ADC and Palm Drive, “Seller Parties”).  Each of the parties hereto is sometimes referred to herein individually as a “Party,” and collectively as the “Parties.”

WHEREAS, the Parties entered into a Purchase Agreement, dated as of August 30, 2021 (the “Existing Agreement”);

WHEREAS, pursuant to Section 10.3 of the Existing Agreement, any amendment or waiver by a Party must be in writing and signed by, in the case of an amendment by each Party thereto, or in the case of a waiver by the Party against whom the waiver is to be effective; and

WHEREAS, the Parties hereto desire to amend certain provisions of the Existing Agreement and make certain related agreements on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2.Amendments to the Existing Agreement and Related Agreements. As of the Effective Date (defined below):

The Parties agree that: (i) that Section 1.1(a) of the Company Disclosure Letter is hereby amended solely for the purposes of Section 2.5(h) of the Existing Agreement to delete therefrom the individuals listed under number 5, and that the termination of the employment of such individual shall not: (x) trigger any Earnout Payment acceleration; (y) result in any remaining Earnout Payments being deemed fully earned or becoming immediately due and payable; or (z) constitute a breach of Section 2.5(e) or any other provision of the Existing Agreement.

3.Date of Effectiveness; Limited Effect. This Amendment will be deemed effective as of the date of this Amendment (the “Effective Date”). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or of any other Transaction Document or as a waiver of or consent to any further or future action on the part of any Party that would require the waiver or consent of the other Parties. On and after the Effective Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,”

“hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Existing Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Transaction Documents, will mean and be a reference to the Existing Agreement as amended by this Amendment.

4.Representations and Warranties. Each Party hereby represents and warrants to the other Parties that:

(a)It has the full right, power, and authority to enter into this Amendment and to perform its obligations hereunder and under the Existing Agreement as amended by this Amendment.

(b)The execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party.

(c)This Amendment has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Parties hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms and conditions.

EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLES 4 AND 5 OF THE EXISTING AGREEMENT AND IN THIS SECTION 4 OF THIS AMENDMENT, (A) NO PARTY HERETO NOR ANY PERSON ON SUCH PARTY’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE, OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTIES, OR ANY OTHER PERSON ON SUCH OTHER PARTY’S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 4.

5.Miscellaneous.

(a)As part of the consideration and mutual promises being exchanged and given in connection with this Amendment, the Parties agree that all claims, controversies and disputes of any kind or nature arising under or relating in any way to the enforcement or interpretation of this Amendment or to the Parties’ dealings, rights or obligations in connection herewith, including disputes relating to the negotiations for, inducements to enter into, or execution of, this Amendment, and disputes concerning the interpretation, enforceability, performance, breach, termination or validity of all or any portion of this Amendment shall be governed by the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b)Each of the Parties irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery for the purposes of any Litigation arising out of this Amendment or any transaction contemplated hereby (and each agrees that no such Litigation relating to this Amendment shall be brought by it or any of its Affiliates except in such courts).  Each of the Parties further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such Person’s respective address set forth in Section 10.2 of the Existing Agreement shall be effective service of process for any Litigation in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence.  Nothing in this Amendment will affect the right of any Party to serve process in any other manner permitted by Law.  Each of the Parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any Litigation arising out of this Amendment or the transactions contemplated hereby in the Delaware Court of Chancery, or that any such Litigation brought in any such court has been brought in an inconvenient forum.

(c)This Amendment may be executed in one or multiple counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving the existence of terms of this Amendment.

(d)A facsimile, PDF or other reproduction of this Amendment may be executed by one or more Parties, and an executed copy of this Amendment may be delivered by one or more Parties by facsimile, e-mail or other electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any Party, all Parties agree to execute an original of this Amendment as well as any facsimile or reproduction thereof.  The Parties hereby agree that neither shall raise the execution of facsimile, PDF or other reproduction of this Amendment, or the fact that any signature or document was transmitted or communicated by facsimile, e-mail or other electronic transmission device, as a defense to the formation of this Amendment.

(e)This Amendment contains the entire agreement among the Parties pertaining to the transactions contemplated hereby, and fully supersedes all prior agreements and understandings, if any, among the Parties pertaining to such transactions.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

PARENT:

WALKER & DUNLOP, INC.

By:	/s/ Daniel J. Groman
Name:	Daniel J. Groman
Title:	Executive Vice President, General Counsel & Secretary

PURCHASER:

WDAAC, LLC

by its sole member, Walker & Dunlop, Inc.

By:	/s/ Daniel J. Groman
Name:	Daniel J. Groman
Title:	Executive Vice President, General Counsel & Secretary

[Signature Page to Amendment No. 1 to Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

SELLER PARTIES:

ALLIANT, INC.,

a Florida corporation

By:	/s/ Shawn Horowitz
Name:	Shawn Horwitz
Title:	Chief Executive Officer

ALLIANT ADC, INC.,

a California corporation

By:	/s/ Shawn Horowitz
Name:	Shawn Horwitz
Title:	Chief Executive Officer

PALM DRIVE ASSOCIATES, LLC,

a Delaware limited liability company

By:	/s/ Shawn Horowitz
Name:	Shawn Horwitz
Title:	Manager

SHAWN HORWITZ

/s/ Shawn Horowitz

[Signature Page to Amendment No. 1 to Purchase Agreement]